Morgan, Lewis & Bockius LLP
1111 Pennsylvania Avenue, NW
Washington, DC 20004
Tel:  202.739.3000
Fax:  202.739.3001
www.morganlewis.com

July 29, 2010

Rydex Series Funds
9601 Blackwell Road
Suite 500
Rockville, MD 20850


Re: OPINION OF COUNSEL REGARDING POST-EFFECTIVE AMENDMENT NO.101 TO THE REGISTRATION STATEMENT FILED ON FORM N-1A UNDER THE SECURITIES ACT OF 1933 (FILE NO. 033-59692)
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Ladies and Gentlemen:

We have acted as counsel to Rydex Series Funds, a Delaware statutory trust (the "Trust"), in connection with the above-referenced registration statement on Form N-1A (the "Registration Statement") which relates to the Trust's H-Class Shares, A-Class Shares, C-Class Shares, Advisor Class Shares, Investor Class Shares, Investor2 Class Shares and Institutional Class Shares of beneficial interest, without par value (collectively, the "Shares"), of the following series of the
Trust: Inverse Mid-Cap Strategy Fund, Inverse NASDAQ-100(R) Strategy Fund, Inverse Russell 2000(R) Strategy Fund, Inverse S&P 500 Strategy Fund, Mid-Cap 1.5x Strategy Fund, Nova Fund, NASDAQ-100(R) Fund, Russell 2000(R) Fund, Russell 2000(R) 1.5x Strategy Fund, S&P 500 Fund, S&P 500 Pure Growth Fund, S&P 500 Pure Value Fund, S&P MidCap 400 Pure Growth Fund, S&P MidCap 400 Pure Value Fund, S&P SmallCap 600 Pure Growth Fund, S&P SmallCap 600 Pure Value Fund, Banking Fund, Basic Materials Fund, Biotechnology Fund, Consumer Products Fund, Electronics Fund, Energy Fund, Energy Services Fund, Financial Services Fund, Health Care Fund, Internet Fund, Leisure Fund, Precious Metals Fund, Retailing Fund, Technology Fund, Telecommunications Fund, Transportation Fund, Utilities Fund, Europe 1.25x Strategy Fund, Japan 2x Strategy Fund, Government Long Bond 1.2x Strategy Fund, Inverse Government Long Bond Strategy Fund, High Yield Strategy Fund, Inverse High Yield Strategy Fund, U.S. Long Short Momentum Fund, International Long Short Select Fund, Global 130/30 Strategy Fund, Equity Market Neutral Fund, Alternative Strategies Allocation Fund, Strengthening Dollar 2x Strategy Fund, Weakening Dollar 2x Strategy Fund, Real Estate Fund, All-Asset Conservative Strategy Fund, All-Asset Moderate Strategy Fund, All-Asset Aggressive Strategy Fund, U.S. Government Money Market Fund, Emerging Markets 2x Strategy Fund, Inverse Emerging Markets 2x Strategy Fund, International 2x Strategy Fund, Inverse International 2x Strategy Fund, Inverse Pacific 2x Strategy Fund, Latin America 2x Strategy Fund, Inverse Latin America 2x Strategy Fund, and Inverse Europe 2x Strategy Fund (the "Funds"). This opinion is being delivered to you in connection with the Trust's filing of Post-Effective Amendment No. 101 to the Registration Statement (the "Amendment") to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the "1933 Act"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have reviewed, among other things, executed copies of the following documents:

(a) a certificate of the State of Delaware as to the existence and good standing of the Trust;

(b) copies of the Trust's Declaration of Trust and all amendments and supplements thereto (the "Declaration of Trust");

(c) a certificate executed by Joanna M. Haigney, Secretary of the Trust, certifying, and attaching copies of, the Trust's Declaration of Trust and Amended and Restated By-Laws (the "By-Laws"), and certain resolutions adopted by the Board of Trustees of the Trust authorizing the issuance of the Shares of the Funds; and

(d)      a printer's proof of the Amendment.

In our capacity as counsel to the Trust, we have examined the originals or certified, conformed or reproduced copies of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers or representatives of the Trust. We have assumed that the Amendment, as filed with the U.S. Securities and Exchange Commission, will be in substantially the form of the printer's proof referred to in paragraph (d) above.

Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the Declaration of Trust and By-Laws, and for the consideration described in the Registration Statement, will be legally issued, fully paid and non-assessable under the laws of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

/S/ MORGAN, LEWIS & BOCKIUS LLP
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